Exhibit 4.1
                                                                     -----------


                               FOURTH AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of March 31, 2003 (this "Fourth Amendment") by and among BANK OF AMERICA, N.A., as successor by merger to Bank of America Illinois ("Lender"), ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's" and collectively with ELXSI and Holdings, "Borrower").

                                   WITNESSETH:
                                   ----------

         WHEREAS, Borrower and Lender entered into that certain Amended and Restated Loan and Security Agreement dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 2003 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement"); and

         WHEREAS, Borrower has requested that the Lender consent to certain other amendments of the Loan Agreement, as more fully set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments. Upon the Fourth Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

                  a. Supplement A to the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the Supplement A attached to this Fourth Amendment.

                  b. Section 5.13 of the Loan Agreement shall be amended by adding after the term "(5) preferred stock", the following, ", except after the later of: (A) February 1, 2004 or (B) the date on which the Term Loan, Additional Term Loan and Revolving Loans are indefeasibly paid in full in cash and all commitments under the Loan Documents terminated,".

         SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender:

                  a. the representations and warranties contained in the Loan Agreement (as amended hereby) and the other Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and
                  (ii) with respect to the Shine Writ of Attachment and the Shine Lawsuit; and (iii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by the Lender;

                  b. on the Fourth Amendment Effective Date (as hereinafter defined), after giving effect to this Fourth Amendment and that certain correspondence dated March 20, 2003 from Lender to Borrowers with respect to a Waiver under Loan and Security Agreement, no Unmatured Event of Default or Event of Default will have occurred and be continuing;

                  c. the execution, delivery and performance of this Fourth Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrower, and this Fourth Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                  d. the execution, delivery and performance of this Fourth Amendment does not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

         SECTION 4. Conditions Precedent to Effectiveness of Fourth Amendment. This Fourth Amendment shall become effective (the "Fourth Amendment Effective Date") upon completion of each of the following in form and substance satisfactory to Lender: (a) execution and delivery of this Fourth Amendment by Lender, Borrowers and Parent; and (b) delivery by Borrower of such other documents as the Lender may reasonably request.

         SECTION 5. Breach of this Fourth Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 6. Execution in Counterparts. This Fourth Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 7. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 8. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 9. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (a) nothing contained in this Fourth Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other Related Agreements or Supplemental Documentation other than as expressly set forth herein and (b) the Loan Agreement (as amended hereby) and each of the other Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Fourth Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         SECTION 10. Headings. Section headings in this Fourth Amendment are included herein for convenience of any reference only and shall not constitute a part of this Fourth Amendment for any other purposes.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                       ELXSI


                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   3600 Rio Vista Avenue, Suite A
                                                  Orlando, Florida 32805

                                       Attention: President
                                       Facsimile number: 407-849-0625


                                       BICKFORD'S HOLDINGS COMPANY, INC.


                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   1330 Soldier's Field Road
                                                  Boston, MA 02135

                                       Attention: Kevin P. Lynch
                                       Facsimile number: 617-787-1620


                                       BICKFORD'S FAMILY RESTAURANTS, INC.


                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   1330 Soldier's Field Road
                                                  Boston, MA 02135

                                       Attention: Kevin P. Lynch
                                       Facsimile number: 617-787-1620

                                       BANK OF AMERICA, N.A.


                                       By: /s/ MICHAEL HAMMOND
                                           -------------------------------------
                                       Name:   Michael Hammond
                                             -----------------------------------
                                       Title:  Senior Vice President
                                              ----------------------------------


                                       Address:   231 South LaSalle Street
                                                  Chicago, Illinois 60697

                                       Attention: Chicago Growth Group
                                       Facsimile number: 312-974-2108

                            CONSENT AND RATIFICATION

                           Dated as of March 31, 2003

The undersigned hereby acknowledges receipt of a copy of the foregoing Fourth Amendment, consents to all the terms and provisions thereof, and ratifies and confirms all the terms and provision of each Related Agreement to which it is a party.


                                       ELXSI CORPORATION


                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                  SUPPLEMENT A
                                       TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                     Dated as of March 31, 2003, as amended,
                Between ELXSI, BICKFORD'S HOLDINGS COMPANY, INC.
                     BICKFORD'S FAMILY RESTAURANTS, INC. and
                              BANK OF AMERICA, N.A.

1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Loan and Security Agreement, dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 2003, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2003 between Borrower and Lender (the "Third Amendment") (together with all amendments, restatements, supplements and other modifications thereto, the "Loan Agreement"). Terms used and not defined herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein unless the context requires otherwise. As used in this Supplement A,

         "EBITDA" means, as of the last day of any specified calendar month, Borrower's consolidated net earnings before interest expense, depreciation, amortization and provision for Taxes of the Borrower for the period from January 1, 2003 to and including the last day of such calendar month taking such period as one (1) accounting period. For purposes of this definition, (i) net earnings shall not include (x) any gains on the sale or other disposition of Investments (other than cash equivalents) or fixed assets and any extraordinary or nonrecurring items of income for the period to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sales or other dispositions and extraordinary or nonrecurring charges during such period and (y) the aggregate amount of interest income earned after December 31, 2002 and included as income during such period, (ii) net earnings will be calculated without the effect of a reduction for fees paid by the Borrower to Lender as required under any amendment to the Loan Agreement, and (iii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases. Notwithstanding the foregoing, EBITDA shall be determined without giving effect to any reserve established, or increase or decrease thereof, for Fiscal Year 2002, or for any period thereafter.

         "Net Worth" means on the last day of any specified fiscal quarter, the consolidated net equity of the Borrower calculated in accordance with GAAP.

2. Additional Covenants. Until all of Borrower's Liabilities are paid in full, Borrower agrees that, unless Lender otherwise consents in writing, it will:

                  SECTION 2.1. EBITDA. Maintain year-to-date EBITDA as of the end of each calendar month in an amount not less than the amount set forth below for the applicable calendar month:

                           Calendar Month Ending           EBITDA
                           ---------------------           ------
                           March 31, 2003                $  178,000
                           April 30, 2003                $  696,000
                           May 31, 2003                  $1,318,000
                           June 30, 2003                 $2,014,000
                           July 31, 2003                 $2,579,000
                           August 31, 2003               $3,069,000
                           September 30, 2003            $3,685,000
                           October 31, 2003              $4,252,000
                           November 30, 2003             $4,725,000
                           December 31, 2003             $5,244,000

                  SECTION 2.2. Net Worth. Maintain a Net Worth as of the end of each fiscal quarter of Borrower not less than the amount set forth for the applicable quarter:

                           Fiscal Month Ending            Net Worth
                           -------------------            ---------

                           March 31, 2003                $50,569,000
                           June 30, 2003                 $50,819,000
                           September 30, 2003            $50,980,000
                           December 31, 2003             $51,081,000

                  The Net Worth covenants provided above are calculated using a deferred tax asset as of December 31, 2002 of $22,997,000. If the amount of the tax deferred asset during 2003 is revised, then the Net Worth covenants shall be revised to increase (in the event the tax deferred asset increases) or decrease (in the event the tax deferred asset decreases) in accordance with the tax deferred asset revision.

                  SECTION 2.3 Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, (A) the aggregate capitalized cost of all fixed assets purchased or otherwise acquired (other than by means of a Capitalized Lease) by Borrower and its Subsidiaries on a consolidated basis plus (B) the aggregate annual payments under Capitalized Leases (excluding the portion thereof representing imputed interest) of Borrower and its Subsidiaries on a consolidated basis (excluding, in each of (A) and (B), any fixed asset which constitutes a replacement for an asset which was the subject of a casualty or governmental taking to the extent the purchase or other acquisition thereof is funded by insurance proceeds or other payments received as a result of such casualty or taking) would exceed $4,000,000 for Fiscal Year 2003 or for any Fiscal Year thereafter, on a non-cumulative basis.